UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 1, 2010
(Date of earliest event reported)

REEVES TELECOM LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Charter)

South Carolina	000-09305	57-0700063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grace Property Management, Inc.
55 Brookville Road, Glen Head, New York 11545
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (516) 686-2201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This filing amends the Current Report on Form 8-K filed January 7, 2010 (the “Initial 8-K”) by Reeves Telecom Limited Partnership (the “Partnership”) to report a change in the Partnership’s certifying accountant under Items 4.01 and 9.01 of Form 8-K. This Form 8-K/A amends and restates Item 4.01 to state that the Partnership’s former certifying accountant resigned effective January 1, 2010, and that the Partnership’s new certifying accountant’s registration with the Public Company Accounting Oversight Board (PCAOB) became effective on January 8, 2010. An updated letter furnished by Frost, PLLC (“Frost”), the Partnership’s former certifying accountant, stating that Frost agrees with the Partnership’s statements in Item 4.01 of this Form 8-K/A, is filed under Item 9.01 as Exhibit 16.1 to this Form 8-K/A.  No other changes are being made to the Initial 8-K by this filing.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Reeves Telecom Limited Partnership (the “Partnership”) was notified that, effective January 1, 2010, Frost, PLLC (“Frost”), the Partnership’s independent accountant, and the principal accountant who was engaged to audit the Partnership’s financial statements, and certain partners of Moore Stephens Wurth Frazer and Torbet, LLP (“MSWFT”) formed Frazer Frost, LLP (“Frazer Frost”), a new partnership. Pursuant to the terms of a Combination Agreement by and among Frost, MSWFT and Frazer Frost, each of Frost and MSWFT contributed substantially all of their assets and certain of their liabilities to Frazer Frost, resulting in Frazer Frost assuming Frost’s engagement letter with the Partnership and becoming the Partnership’s new independent accounting firm, and the principal accountant engaged to audit the Partnership’s financial statements, effective January 1, 2010.  As a consequence of the transaction between Frost and MSWFT forming Frazer Frost, and simultaneously with the effectiveness of this transaction, Frost resigned as the Partnership’s certifying accountant.  Frazer Frost’s registration with the Public Company Accounting Oversight Board (PCAOB) became effective on January 8, 2010.

The audit reports of Frost on the financial statements of the Partnership as of and for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Partnership’s two most recent fiscal years ended December 31, 2009 and 2008 and through January 1, 2010, the Partnership did not consult with Frazer Frost or MSWFT regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s financial statements, and neither Frazer Frost nor MSWFT provided either a written report or oral advice to the Partnership that such accounting firm concluded was an important factor considered by the Partnership in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

During the Partnership’s two most recent fiscal years ended December 31, 2009 and 2008 and through the date of this Current Report on Form 8-K, there were: (i) no disagreements between the Partnership and Frost on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Frost, would have caused Frost to make reference to the subject matter of the disagreement in connection with its reports, and (ii) no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

Since the Partnership is a limited partnership, it has no officers or directors.  Grace Property Management, Inc., the Partnership’s general partner (the “General Partner”), performs functions generally performed by officers and directors.  The General Partner has no committees, including an audit committee.  The Board of Directors of the General Partner functions in the capacity of an audit committee.  The Board of Directors of the General Partner has approved the change of accountant described in this Current Report on Form 8-K.

The Partnership has provided Frost a copy of the disclosures in this report and has requested that Frost furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Frost agrees with the Partnership’s statements in this Item 4.01. A copy of the letter, dated January 20, 2010, furnished by Frost in response to such request is filed as Exhibit 16.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. 16.1 Letter of Frost, PLLC dated January 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REEVES TELECOM LIMITED PARTNERSHIP

	By:	Grace Property Management, Inc., General Partner
Date: January 20, 2010		By: /s/ Davis P. Stowell
Davis P. Stowell President of General Partner (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)